UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 24, 2019

Legacy Reserves Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                      ❑

Item 3.02    Unregistered Sales of Equity Securities.
On December 17, 2018, Legacy Reserves Inc. (the “Company”) issued 1,000,000 shares of its common stock, par value $0.01 per share (“Common Stock”), in exchange for $2.6 million aggregate principal amount of Legacy Reserves LP and Legacy Reserves Finance Corporation’s (the “Issuers”) 6.625% Senior Notes due 2021 (the “2021 Senior Notes”) pursuant to the Notes Exchange Agreement dated December 13, 2018 between the Company and existing holders of the 2021 Senior Notes.
On January 24, 2019, the Company issued 182,610 shares of Common Stock in exchange for $0.5 million aggregate principal amount of the Issuers’ 2021 Senior Notes pursuant to the Notes Exchange Agreement dated January 23, 2019 between the Company and existing holders of the 2021 Senior Notes.
The issuance of Common Stock in exchange for the 2021 Senior Notes was made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended, on the basis that the exchange constitutes an exchange with existing securityholders of the Company and no commission or other renumeration was paid or given for soliciting the exchanges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Date: January 25, 2019	By:	/s/ James Daniel Westcott
James Daniel Westcott
President and Chief Financial Officer